UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

                       SW China Imports, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	45-0704149 (I.R.S. Employer Identification Number)

15800 Crabbs Branch Way, Ste. 310, Rockville, Maryland (Address of principal executive officers)	20855 (Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-173873

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-173873) as originally filed with the Securities and Exchange Commission on May 3, 2011 (“Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation
3.2*	Bylaws

*   Incorporated by reference to registration statement on Form S-1 filed on May 3, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SW CHINA IMPORTS, INC.

By:          /s/ Seon Won

Seon Won

President and Chief Executive Officer

Dated: July 19, 2012